Solo Brands, Inc. Announces Third Quarter 2025 Results

Solo Brands Accelerates Structural Cost Reduction to Match Current Demand Levels; Delivers $11 Million of Operating Cash in Q3, Marking Second Consecutive Quarter of Positive Cash Flow

Grapevine, Texas, November 6, 2025: Solo Brands, Inc. (NYSE: SBDS)(1) (“Solo Brands” or “the Company”) a leading portfolio of lifestyle brands (Solo Stove, Chubbies, Isle and Oru) that are redefining the outdoor and apparel industries, today announced its financial results for the three and nine months ended September 30, 2025.

“The third quarter was challenging, reflecting continued pressure on consumer demand while we rebuild retail relationships and work through excess retailer inventory primarily within our Solo Stove division.” said John Larson, President and Chief Executive Officer. “We maintained stable gross margins and generated $11 million in operating cash flow — our second consecutive quarter of positive cash generation — demonstrating the impact of stronger cost discipline and improved working capital management.

“We recognize that we have work to do on the top line. While recent product launches are gaining momentum, current performance underscores the need to further accelerate structural cost reductions to align our operating model with demand. SG&A was reduced by 35.4% versus the same quarter last year, reflecting our ongoing commitment to drive efficiency and preserve cash.

“On a positive note, the initial response to the Summit 24” and Infinity Flame firepits has been quite favorable and has improved our year-over-year sales trends in October, which is encouraging as we head into the all-important holiday season.

“Our focus remains clear: to stabilize the business, strengthen our balance sheet, and position Solo Brands for sustainable, profitable growth over time,” concluded Larson.

Consolidated Third Quarter 2025 Highlights Compared to Third Quarter 2024
•Net sales of $53.0 million decreased 43.7% from $94.1 million, reflecting lower sales in the Solo Stove segment as retail partners reduced excess inventory and the Company reset promotional activity across retail and direct-to-consumer (“DTC”) channels. The Chubbies segment DTC channel net sales (“DTC sales”) were relatively flat, while the retail channel net sales (“retail sales”, “retail sales channel”) declined from the prior year period.
•Gross profit of $31.8 million, or 60.0% of net sales, decreased by 19.0% compared to the prior year period. Adjusted gross profit(3) of $32.2 million, or 60.6% of net sales, decreased by 44.9% versus the prior year period as a result of the impact of the inventory write-down related to IcyBreeze in 2024.
•Operating expenses were $48.0 million, down 68.9%, primarily the result of reductions of $81.7 million in year-over-year restructuring, contract termination and impairment charges, and the remainder driven by lower marketing and distribution costs across both segments. Distribution costs declined due to lower sales volume, while marketing decreased through more efficient spend deployment.
•Net loss of $22.9 million, or $9.22 diluted loss per share of Class A common stock(4), improved over the net loss of $111.5 million, or $47.72 diluted loss per share of Class A common stock(4) from the prior year period. Adjusted net loss(3)(4) of $11.9 million, or $4.33 adjusted diluted loss per share of Class A common stock(3)(4), declined from adjusted net income(3) of $1.4 million, or $0.73 adjusted diluted income per share of Class A common stock(3)(4) from the prior year period.
•Adjusted EBITDA(3) of $(5.1) million, compared to $6.5 million in the prior year period.

Segment Third Quarter 2025 Highlights Compared to Third Quarter 2024(2)

Solo Stove
•Net sales of $30.8 million declined 48.1%, reflecting lower sales as retail partners reduced excess inventory and the Company reset promotional activity across retail and DTC channels.
•Segment EBITDA of $1.4 million, or 4.4% of net sales, declined from $14.6 million, or 24.6% of net sales, in the prior year period, reflecting the implementation of strategic initiatives and operating de-leverage associated with lower sales.
Chubbies
•Net sales of $16.5 million decreased 16.0%, as retail channel replenishments occurred earlier in 2025 versus the prior year. DTC sales were essentially flat year over year, supported by sustained consumer demand.
•Segment EBITDA of $(1.2) million, or (7.5)% of net sales, declined from $(0.5) million, or (2.4)% of net sales, in the prior year period.

Consolidated Nine Months Ended September 30, 2025 Highlights Compared to Nine Months Ended September 30, 2024
•Net sales decreased to $222.5 million, down 28.4%, driven by declines in both retail and DTC sales within the Solo Stove segment, partially offset by sales momentum in retail and DTC channels for the Chubbies segment.

•Gross profit of $131.1 million, or 58.9% of net sales, decreased by 24.0% versus a year ago. Adjusted gross profit(3) of $131.9 million, or 59.3% of net sales, decreased by 31.6% versus the prior year as a result of the impact of the inventory write-down related to IcyBreeze in 2024.
•Operating expenses decreased to $167.7 million, down 42.5%, primarily the result of reductions of $65.6 million in expenditures related to restructuring, contract termination and impairment charges, and the remainder driven by lower marketing spend and volume as described above.
•Net loss of $62.3 million, or $26.59 diluted loss per share of Class A common stock(4), decreased from $122.0 million, or $52.38 diluted loss per share of Class A common stock(4) from the prior year. Adjusted net loss(3)(4) was $17.1 million, or $7.71 diluted loss per share of Class A common stock(3)(4), compared to adjusted net income(3)(4) of $5.2 million, or $3.53 diluted income per share of Class A common stock(3)(4) in the prior year period.
•Adjusted EBITDA(3) of $8.9 million, declined from $26.2 million in the prior year period.

Segment Nine Months Ended September 30, 2025 Highlights Compared to Nine Months Ended September 30, 2024

Solo Stove
•Net sales decreased to $95.2 million, down 47.5%, reflecting lower sales as retail partners reduced excess inventory and the Company reset promotional activity across retail and DTC channels.
•Segment EBITDA of $3.3 million, or 3.4% of net sales, declined from $37.0 million, or 20.4% of net sales, in the prior year period, reflecting the implementation of strategic initiatives and operating de-leverage associated with lower sales.
Chubbies
•Net sales increased $15.1 million to $103.6 million, up 17.0%, driven by strong growth through retail strategic partnerships, coupled with solid demand within the DTC sales channel.
•Segment EBITDA of $21.5 million, or 20.8% of net sales, improved from $12.2 million, or 13.8% of net sales, in the prior year period due to the sustained net sales growth and more efficient marketing spend as the strategic retail network is increasingly leveraged.

Consolidated Balance Sheet

Cash and cash equivalents were $16.3 million as of September 30, 2025 compared to $12.0 million at December 31, 2024.

Inventory was $84.8 million as of September 30, 2025 compared to $108.6 million at December 31, 2024, as a result of the reduction in inventory balances to meet DTC and retail channel demand and optimize our supply chain to mitigate tariff impacts.

Outstanding borrowings(5) were $247.1 million, net of interest paid-in-kind, under the 2025 Term Loan (as defined herein) as of September 30, 2025, with no outstanding balance under the 2025 Revolving Credit Facility (as defined herein) for the same period. As of September 30, 2025, availability for future draws on the 2025 Revolving Credit Facility based on the borrowing base as of such date was $60.6 million, net of issued letters of credit.

(1) On July 14, 2025, we issued a press release announcing the NYSE’s decision to lift the trading suspension of the Company’s Class A common stock on the NYSE. In connection with the resumption of trading of our Class A common stock on the NYSE, we announced our ticker symbol change to “SBDS” from “DTC” effective July 24, 2025. Our Class A common stock continues to be listed on the NYSE.
(2) During the fourth quarter of 2024, we changed the presentation of our reportable segments, with Solo Stove and Chubbies being presented as our reportable segments. Prior periods are presented on this new basis for comparability purposes.
(3) This press release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this press release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(4) This press release reflects the impacts of the 1-for-40 reverse stock split (the “Reverse Stock Split”) of our Class A common stock, par value $0.001 per share, and Class B common stock, par value $0.001 per share (together, the “Common Stock”). See our Quarterly Report on Form 10-Q for the period ended June 30, 2025 (“Q2 2025 Form 10-Q”) for additional information.
(5) On June 13, 2025, the Company entered into an amendment (the “2025 Refinancing Amendment”) to its existing credit agreement, which provided for (i) the refinancing of its existing term loans, with an aggregate principal amount of $240.0 million (“2025 Term Loan”) and (ii) a revolving credit facility with an initial committed amount of $90.0 million (“2025 Revolving Credit Facility”). The 2025 Revolving Credit Facility includes (i) a sub-limit of $10.0 million for swing line loans and (ii) a separate sub-limit of $20.0 million for the issuance of letters of credit. See our Q2 2025 Form 10-Q for additional details regarding the 2025 Refinancing Amendment. As a result of entering into the 2025 Refinancing Amendment, the substantial doubt about the Company’s ability to continue as a going concern was eliminated as of the filing of its Q2 2025 Form 10-Q.

Conference Call Details

A conference call to discuss the Company's third quarter 2025 results is scheduled for November 6, 2025, at 9:00 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial 1-866-652-5200 (international callers, please dial 1-412-317-6060) approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available in the investor relations section of SBDS’s website, https://investors.solobrands.com, where accompanying materials will be posted prior to the conference call.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until November 13, 2025. To access the telephone replay, dial 1-877-344-7259 (international callers, please dial 1-412-317-0088). The access code for the replay is 6658843. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through five lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future financial position, turnaround efforts, including rebuilding retail relationships, strategic transformation goals, cost efficiency initiatives, future growth and brand investments, and shareholder value, our future ability to continue as a going concern, our liquidity, the expected benefits of operational improvements and restructuring efforts, restocking trends, continued momentum with our product launches, including our Summit 24 and Infinity Flame firepits, and seasonal trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our future ability to continue as a going concern; our ability to realize expected benefits from our strategic plans; our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; our continued ability to comply with the listing standards of the NYSE; the effects of the reverse stock split effected in July 2025 on the trading of our Class A common stock; risks associated with fluctuations in the price of our Class A common stock; risks associated with our indebtedness, including the limits imposed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls, including write-offs; geopolitical actions, natural disasters, or pandemics; the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Net sales	$53,038	$94,139	$222,547	$311,013
Cost of goods sold	21,192	54,820	91,497	138,513
Gross profit	31,846	39,319	131,050	172,500
Operating expenses
Selling, general & administrative expenses	39,495	61,119	126,171	180,337
Depreciation and amortization expenses	5,824	6,574	19,107	19,255
Restructuring, contract termination and impairment charges	1,940	83,618	18,030	83,618
Other operating expenses	764	3,294	4,397	8,688
Total operating expenses	48,023	154,605	167,705	291,898
Income (loss) from operations	(16,177)	(115,286)	(36,655)	(119,398)
Non-operating (income) expense
Interest expense, net	7,556	3,683	19,115	10,352
Other non-operating (income) expense	(255)	(619)	2,432	(378)
Total non-operating (income) expense	7,301	3,064	21,547	9,974
Income (loss) before income taxes	(23,478)	(118,350)	(58,202)	(129,372)
Income tax expense (benefit)	(552)	(6,897)	4,068	(7,398)
Net income (loss)	(22,926)	(111,453)	(62,270)	(121,974)
Less: net income (loss) attributable to noncontrolling interests	(7,900)	(41,589)	(21,584)	(45,597)
Net income (loss) attributable to Solo Brands, Inc.	$(15,026)	$(69,864)	$(40,686)	$(76,377)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$7	$82	188	6
Comprehensive income (loss)	(22,919)	(111,371)	(62,082)	(121,968)
Less: other comprehensive income (loss) attributable to noncontrolling interests	(7)	(24)	57	3
Less: net income (loss) attributable to noncontrolling interests	(7,900)	(41,589)	(21,584)	(45,597)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(15,012)	$(69,758)	$(40,555)	$(76,374)

Net income (loss) per Class A common stock
Basic and diluted	$(9.22)	$(47.72)	$(26.59)	$(52.38)

Weighted-average Class A common stock outstanding
Basic and diluted	1,629	1,464	1,530	1,458

Solo Brands, Inc.
Segment Operating Results
(Unaudited)

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
(in thousands)	Solo Stove	Chubbies	Solo Stove	Chubbies
Net sales	$30,792	$16,478	$95,218	$103,622
Cost of goods sold	11,958	6,592	37,158	42,591
Marketing expense	6,676	2,928	21,476	10,453
Employee related compensation	2,348	3,210	8,471	10,054
Other segment operating expenses	8,447	4,979	24,842	18,983
Segment EBITDA	$1,363	$(1,231)	3,271	21,541

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
(in thousands)	Solo Stove	Chubbies	Solo Stove	Chubbies
Net sales	$59,377	$19,605	$181,514	$88,558
Cost of goods sold	20,622	7,595	66,756	34,797
Marketing expense	11,506	3,138	35,428	12,925
Employee related compensation	3,007	3,693	7,538	10,385
Other segment operating expenses	9,657	5,655	34,785	18,254
Segment EBITDA	$14,585	$(476)	37,007	12,197

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands, except par value and per share data)	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$16,334	$11,980
Accounts receivable, net of allowance for credit losses of $1.3 million and $1.1 million as of September 30, 2025 and December 31, 2024, respectively	15,865	39,440
Inventory	84,831	108,575
Prepaid expenses and other current assets	11,220	12,223
Total current assets	128,250	172,218
Non-current assets
Property and equipment, net	15,784	24,195
Intangible assets, net	177,212	189,701
Goodwill	73,119	73,119
Operating lease right-of-use assets	20,377	27,683
Other non-current assets	16,303	8,144
Total non-current assets	302,795	322,842
Total assets	$431,045	$495,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,662	$69,598
Accrued expenses and other current liabilities	27,003	41,661
Deferred revenue	1,200	1,829
Current portion of long-term debt	1,200	8,625
Total current liabilities	40,065	121,713
Non-current liabilities
Long-term debt, net	233,966	142,060
Deferred tax liability	5,698	6,795
Operating lease liabilities	16,300	22,079
Other non-current liabilities	1,210	9,056
Total non-current liabilities	257,174	179,990

Commitments and contingencies

Shareholders’ Equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized; 1,647,611 and 1,470,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	1
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 827,326 shares issued and outstanding as of September 30, 2025 and December 31, 2024	1	1
Additional paid-in capital	369,665	363,691
Retained earnings (accumulated deficit)	(269,329)	(228,814)
Accumulated other comprehensive income (loss)	(246)	(434)
Treasury stock	(956)	(733)
Equity attributable to the controlling interest	99,137	133,712
Equity attributable to noncontrolling interests	34,669	59,645
Total equity	133,806	193,357
Total liabilities and equity	$431,045	$495,060

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(62,270)	$(121,974)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	19,927	19,942
PIK Interest	7,138	—
Noncash operating lease expense	5,855	6,517
Amortization of debt issuance costs	2,059	645
Equity-based compensation, net	1,833	4,545
Loss on disposition of the TerraFlame manufacturing operations	1,516	—
Inventory charges associated with restructuring and consolidation activities	—	18,742
Prepaid marketing charges	—	1,871
Restructuring, contract termination and impairment charges	(220)	83,618
Other	861	290
Change in fair value of contingent consideration	(787)	4,721
Deferred income taxes	(1,097)	(9,631)
Changes in assets and liabilities
Accounts receivable	22,442	4,058
Inventory	24,180	(12,434)
Prepaid expenses and other current assets	1,036	(807)
Accounts payable	(57,597)	29,608
Accrued expenses and other current liabilities	(13,759)	(20,282)
Deferred revenue	(639)	(3,566)
Operating lease liabilities	(4,652)	(4,176)
Other non-current assets and liabilities	1,155	(1,157)
Payments of contingent consideration	—	(3,000)
Net cash (used in) provided by operating activities	(53,019)	(2,470)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures - patents, property and equipment	(4,600)	(6,898)
Capital expenditures - software	(4,990)	(4,614)
Net cash (used in) provided by investing activities	(9,590)	(11,512)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities and term loans	277,322	40,000
Repayments of revolving credit facilities and term loans	(189,322)	(28,750)
Debt issuance costs paid	(18,502)	—
Net consideration paid to Former Sellers of TerraFlame	(2,500)	—
Finance lease liability principal paid	—	(144)
Distributions to non-controlling interests	—	(4,284)
Surrender of stock to settle taxes on restricted stock awards	(223)	(188)
Stock issued under employee stock purchase plan	—	178
Net cash (used in) provided by financing activities	66,775	6,812
Effect of exchange rate changes on cash	188	(178)
Net change in cash and cash equivalents	4,354	(7,348)
Cash and cash equivalents balance, beginning of period	11,980	19,842
Cash and cash equivalents balance, end of period	$16,334	$12,494

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding impairment charges and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) per Class A common stock as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.

Adjusted Gross Profit

We calculate adjusted gross profit as gross profit, less inventory charges associated with restructuring and consolidation activities, inventory fair value write-ups and tooling depreciation.

Adjusted Gross Profit Margin

We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparability with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.
•Amortization expense - Represents the non-cash amortization of the following:
◦intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions and additions to patents in regard to their defense;
◦website development costs; and
◦capitalized software.
•Depreciation expense - Represents the non-cash depreciation of the following:
◦property and equipment; and
◦tooling used in the manufacturing process that is recognized within cost of goods sold.
•Restructuring, contract termination, impairment and related charges - For 2025, represents charges related to cost saving initiatives, such as the reduction in force, closure of distribution centers, termination of underperforming licensing arrangements and other contracts, retention payments to key personnel, as well as costs related to the engagement of strategic consulting firms for operational planning, additional cost saving initiative identification and internal management reporting optimization. For 2024, represents contract termination, impairment and restructuring charges related to the termination of underperforming marketing contracts, the reorganization of the Oru and ISLE reporting units of the Company under a revised management structure, and charges related to the IcyBreeze reporting unit and the related inventory charges associated with the restructuring and consolidation activities, as well as the goodwill impairment charges related to the Solo Stove reporting unit driven by the sustained decline in share price.
•Business optimization and expansion expenses - Represents select consulting engagements in 2024 for strategic planning and product roadmap development, the loss recognized from the transaction with the former sellers of TerraFlame, as well as software implementation fees in 2024 and 2025 related to the optimization and enhancement of our information technology infrastructure.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, special performance stock units, executive performance stock units and employee stock purchases, with vesting occurring over time and settled with the Company’s Class A common stock. Forfeitures are recognized in the period incurred and reflected as a reduction of the non-cash expense previously recognized for awards not yet vested.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Transaction costs - Represents transaction costs primarily related to professional service fees incurred in connection with a secondary offering in 2023, Form S-3 registration statement filed in 2023 and acquisition activities, including financial diligence and legal fees.
•Costs associated with the refinancing amendment - Represents strategic consulting engagement expenses incurred in conjunction with the 2025 Refinancing Amendment, specific to the 2025 Revolving Credit Facility.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2023 acquisitions.
•Sales tax audit expense - Represents a one-time sales tax assessment related to prior periods.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.
•Reversal of valuation allowance - Represents the removal of the valuation allowance recorded within the period, as determined through revision of the current period tax provision to reflect the Non-GAAP Adjustments to income (loss) before income taxes.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)

Adjusted Gross Profit

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2025	2024	2025	2024
Gross profit	$31,846	$39,319	$131,050	$172,500
Inventory charges associated with restructuring and consolidation activities	—	18,742	—	18,742
Inventory fair value write-up	—	—	—	805
Tooling depreciation	304	241	820	687
Adjusted gross profit	$32,150	$58,302	$131,870	$192,734

Gross profit margin (Gross profit as a % of net sales)	60.0%	41.8%	58.9%	55.5%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	60.6%	61.9%	59.3%	62.0%

Adjusted Net Income and Adjusted EPS

The following table reconciles net income (loss) to adjusted net income (loss) for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Net income (loss)	$(22,926)	$(111,453)	$(62,270)	$(121,974)
Amortization expense	5,456	5,067	15,381	15,163
Restructuring, contract termination, impairment and related charges	1,940	102,360	18,030	102,360
Business optimization and expansion expense	788	2,776	4,341	6,256
Equity-based compensation expense	861	1,859	895	4,740
Changes in fair value of contingent earn-out liability	—	4,559	(787)	4,721
Management transition costs	88	250	208	3,090
Transaction costs	(25)	672	(25)	988
Costs associated with the refinancing amendment	—	—	4,341	—
Inventory fair value write-ups	—	—	—	805
Sales tax audit expense	—	4	—	485
Tax impact of adjusting items	(1,307)	(16,024)	(5,927)	(18,851)
Reversal of valuation allowance	3,263	9,508	8,724	9,508
Adjusted net income (loss)	$(11,862)	$1,449	$(17,089)	$9,162
Less: adjusted net income (loss) attributable to noncontrolling interests	(4,804)	386	(5,288)	4,010
Adjusted net income (loss) attributable to Solo Brands, Inc.	$(7,058)	$1,063	$(11,801)	$5,152

Net income (loss) per Class A common stock	$(9.22)	$(47.72)	$(26.59)	$(52.38)

Adjusted net income (loss) per Class A common stock	$(4.33)	$0.73	$(7.71)	$3.53

Weighted-average Class A common stock outstanding - basic and diluted	1,629	1,464	1,530	1,458

Adjusted EBITDA

The following table reconciles consolidated net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2025	2024	2025	2024
Net income (loss)	$(22,926)	$(111,453)	$(62,270)	$(121,974)
Interest expense	7,556	3,683	19,115	10,352
Income tax (benefit) expense	(552)	(6,897)	4,068	(7,398)
Depreciation and amortization expense	7,152	6,815	20,951	19,942
EBITDA	$(8,770)	$(107,852)	$(18,136)	$(99,078)
Restructuring, contract termination, impairment and related charges	1,940	102,360	18,030	102,360
Business optimization and expansion expense	788	2,776	4,341	6,256
Equity-based compensation expense	861	1,859	895	4,740
Changes in fair value of contingent earn-out liability	—	4,559	(787)	4,721
Management transition costs	88	250	208	3,090
Transaction costs	(25)	672	(25)	988
Costs associated with the refinancing amendment	—	—	4,341	—
Inventory fair value write-ups	—	—	—	805
Sales tax audit expense	—	4	—	485
Adjusted EBITDA	$(5,118)	$6,499	$8,867	$26,238

Net income (loss) margin (Net income (loss) as a % of net sales)	(43.2)%	(118.4)%	(28.0)%	(39.2)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	(9.6)%	6.9%	4.0%	8.4%